Exhibit 99.1

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Lyondell Announces Consent Solicitation for its 10.5 percent Senior Secured Notes Due 2013 and Cash Tender Offer and Consent Solicitation for its 11.125 percent Senior Secured Notes Due 2012

HOUSTON, April 18, 2007 - Lyondell Chemical Company (NYSE: LYO) today announced that it is soliciting consents (the "2013 Consent Solicitation") to a proposed amendment of a restrictive provision of the indenture related to its 10.5 percent Senior Secured Notes due 2013 (CUSIP No. 552078AV9) (the "2013 Notes") which currently require Lyondell to refinance indebtedness that is subordinated in right of payment to the 2013 Notes by issuing new subordinated indebtedness. Separately, Lyondell has commenced a cash tender offer (the "2012 Tender Offer") for all of its outstanding $278,000,000 aggregate principal amount of its 11.125 percent Senior Secured Notes due 2012 (CUSIP No. 552078AR8) (the "2012 Notes"). In conjunction with the 2012 Tender Offer, Lyondell is soliciting consents (the "2012 Consent Solicitation") from holders of the 2012 Notes to effect certain proposed amendments to the indenture governing the 2012 Notes, including elimination of substantially all the restrictive covenants. Lyondell intends to fund the 2012 Tender Offer with cash on hand and borrowings under its revolving credit facility.

The 2013 Consent Solicitation

The 2013 Consent Solicitation will expire at 5 p.m. EDT on Tuesday, May 1, 2007, unless extended or earlier terminated (the "2013 Consent Deadline"). Holders of record of the 2013 Notes as of April 17, 2007, are entitled to consent to the proposed amendment. Adoption of the proposed amendment and payment of the consent payment are conditioned upon, among other things, the receipt of the consent of holders of not less than a majority in aggregate principal amount of the 2013 Notes.

Lyondell will pay a consent payment of $2.50 for each $1,000 principal amount of the 2013 Notes with respect to which a consent to the proposed amendment is received and not revoked prior to the 2013 Consent Deadline.

The terms of the 2013 Consent Solicitation will be more fully described in Lyondell's Consent Solicitation Statement dated April 18, 2007, which is being sent to holders of the 2013 Notes. Holders are urged to carefully read the Consent Solicitation Statement and related documents. For additional information regarding consent delivery procedures and the conditions of the 2013 Consent Solicitation, reference is made to the Consent Solicitation Statement and related documents. Questions concerning the 2013 Consent should be directed to Citi, the solicitation agent for the 2013 Consent Solicitation, at (800) 558-3745 (toll free) and (212) 723-6106 (collect). Copies of the Consent Solicitation Statement and related materials may be obtained from the Information Agent, D. F. King & Co., Inc. at (800) 735-3107 (U.S. toll free) and (212) 269-5550 (Banks and Brokers).

Consents to the amendments should be sent directly to D. F. King & Co., Inc., the Tabulation Agent for the 2013 Consent Solicitation, 48 Wall Street, 22nd Floor, New York, New York 10005, Attention: John Dunican at (212) 269-5694 (telephone) and (212) 809-8839 (fax; for eligible institutions only).

The 2012 Tender Offer and the 2012 Consent Solicitation

The 2012 Tender Offer will expire at midnight EDT on Tuesday, May 15, 2007, unless extended or earlier terminated by Lyondell (the "Expiration Date"). The 2012 Consent Solicitation will expire at 5 p.m. EDT on Tuesday, May 1, 2007, unless extended or earlier terminated (the "2012 Consent Deadline). Holders that validly tender the 2012 Notes pursuant to the 2012 Tender Offer will be deemed to have validly delivered consents related to such 2012 Notes. Tendered 2012 Notes may not be withdrawn, and consents may not be revoked, after 5 p.m. EDT on Tuesday, May 1, 2007.

The total consideration per $1,000 principal amount of 2012 Notes validly tendered and not validly withdrawn at or prior to the 2012 Consent Deadline will consist of (a) the present value on the Initial Payment Date (as defined below) of (x) the repayment price of $1,055.63 at the first call date of July 15, 2007 (the "Call Date") plus (y) the amount of interest that would accrue from the last date on which interest has been paid to the Call Date minus (b) accrued and unpaid interest from the last date on which interest has been paid up to, but not including, the Initial Payment Date. The discount rate for calculating the present value is based on a fixed spread of 50 basis points over the yield on the Price Determination Date (as described below) of the 3.625 percent U.S. Treasury Note due June 30, 2007.

The total consideration includes a consent payment of $30 per $1,000 principal amount of 2012 Notes to holders who validly tender 2012 Notes, and thereby validly deliver consents related to such 2012 Notes, at or prior to the 2012 Consent Deadline. In addition, accrued and unpaid interest from the last interest payment date to, but not including, the applicable payment date will be paid on all validly tendered and accepted 2012 Notes.

The total consideration will be calculated at 2 p.m. EDT on Tuesday, May 1, 2007 (the "Price Determination Date"), unless the 2012 Tender Offer is extended. Holders whose 2012 Notes are validly tendered by the 2012 Consent Deadline and accepted for purchase will receive payments on or about Wednesday, May 2, 2007 (the "Initial Payment Date"). Holders whose 2012 Notes are validly tendered after the 2012 Consent Deadline and accepted for purchase will receive payments promptly after the Expiration Date.

Lyondell's obligation to accept for purchase, and to pay for, 2012 Notes validly tendered and not withdrawn pursuant to the 2012 Tender Offer and the 2012 Consent Solicitation is subject to the satisfaction or waiver of certain conditions, including the receipt of consents with respect to a majority in aggregate principal amount of outstanding 2012 Notes. The complete terms and conditions of the 2012 Tender Offer and the 2012 Consent Solicitation are set forth in the Offer to Purchase and Consent Solicitation Statement dated April 18, 2007 (the "Offer and Consent Statement"), which is being sent to holders of the 2012 Notes. Holders are urged to carefully read the Offer and Consent Statement and related materials.

Citi is the exclusive dealer manager for the 2012 Tender Offer and solicitation agent for the 2012 Consent Solicitation. Questions regarding the 2012 Tender Offer and 2012 Consent Solicitation may be directed to Citi at (800) 558-3745 (toll free) and (212) 723-6106 (collect). Copies of the Offer and Consent Statement and related materials may be obtained from the Information Agent, D.F. King & Co., Inc. at (800) 735-3107 (U.S. toll free) and (212) 269-5550 (Banks and Brokers).

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This announcement is not an offer to purchase, a solicitation for acceptance of an offer to purchase, or a solicitation of consents with respect to, any securities. The 2013 Consent Solicitation is being made solely pursuant to the Consent Solicitation Statement and related materials, and the 2012 Tender Offer and the 2012 Consent Solicitation are being made solely pursuant to the Offer and Consent Statement and related materials.

Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. Key products include ethylene, polyethylene, styrene, propylene, propylene oxide, titanium dioxide, gasoline, ultra low-sulfur diesel, MTBE and ETBE. Lyondell operates on five continents and employs nearly 11,000 people worldwide.

FORWARD-LOOKING STATEMENTS

The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, Lyondell's plans, objectives, expectations and intentions and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which will be filed with the SEC in May 2007.

SOURCE: Lyondell Chemical Company